UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 28, 2020

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2020, Monaker Group, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”) and Aegis Capital Corp. (“Aegis”), as representatives of the underwriters name therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 3,080,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a public offering price of $2.50 per share. The Company also granted the underwriters a 45-day option to purchase up to an additional 462,000 shares of Common Stock to cover over-allotments, if any, which over-allotment option was exercised in full. The Offering closed on December 31, 2020.

Kingswood and Aegis acted as the book-running managers for the Offering. The shares of Common Stock sold in the Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2018 and declared effective on July 2, 2018 (File No. 333-224309) (the “Registration Statement”). The Offering was made by means of a prospectus forming a part of the effective registration statement. The Company paid the Underwriters a cash fee equal to 6% of the aggregate gross proceeds received by the Company in connection with the Offering, paid the Underwriters a non-accountable expense allowance equal to 1% of the aggregate gross proceeds received by the Company in connection with the Offering, and reimbursed certain expenses of the Underwriters.

The net proceeds to the Company from the Offering, after deducting the underwriting discounts and commissions and Offering expenses, were approximately $7.1 million. The Company intends to use the net proceeds from the Offering to accelerate Longroot (Thailand) Limited’s (“Longroot Thailand’s”) internet coin offering platform and our NextTrip platform and call center, to repay outstanding debt obligations, to pay outstanding obligations owed pursuant to prior acquisition agreements, for the potential acquisition of additional ownership interests in Axion Ventures, Inc. and/or Longroot Thailand, provided that the Company is not currently party to any definitive acquisition agreements relating to any such acquisitions, for general corporate purposes and working capital.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of thirty days following the Offering without the prior written consent of Kingswood and Aegis.

In connection with the Offering, each of our officers, directors, and certain holders of our outstanding securities agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of thirty days after the Offering is completed, without the prior written consent of Kingswood and Aegis.

The foregoing summary of the terms of the Underwriting Agreement and Lock-Up Agreement is subject to, and qualified in its entirety by reference to, a copy of the Underwriting Agreement and form of Lock-Up Agreement that are filed as Exhibits 1.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of The McGeary Law Firm, P.C., relating to the validity of the issuance of the shares of Common Stock, is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On December 28, 2020, the Company issued a press release announcing the pricing of the Offering. On December 29, 2020, the Company issued a press release announcing an increase in the amount of the Offering. On December 31, 2020, the Company issued a press release announcing the closing of the Offering. A copy of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include the ability of the Company to satisfy certain conditions to closing the Offering on a timely basis or at all, as well as other risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on May 29, 2020 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1*	Underwriting Agreement, dated December 28, 2020, by and between Monaker Group, Inc., Kingswood Capital Markets, division of Benchmark Investments, Inc. and Aegis Capital Corp.
5.1*	Opinion of The McGeary Law Firm, P.C.
10.1*	Form of Lock-Up Agreement
23.1*	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)
99.1**	Press Release of Monaker Group, Inc. dated December 28, 2020
99.2**	Press Release of Monaker Group, Inc. dated December 29, 2020

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: December 31, 2020	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Underwriting Agreement, dated December 28, 2020, by and between Monaker Group, Inc., Kingswood Capital Markets, division of Benchmark Investments, Inc. and Aegis Capital Corp.
5.1*	Opinion of The McGeary Law Firm, P.C.
10.1*	Form of Lock-Up Agreement
23.1*	Consent of The McGeary Law Firm, P.C. (included in Exhibit 5.1)
99.1**	Press Release of Monaker Group, Inc. dated December 28, 2020
99.2**	Press Release of Monaker Group, Inc. dated December 29, 2020

* Filed herewith.

** Furnished herewith.